UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/08/2005

TNP ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  002-89800

TX	75-1907501
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113
(Address of Principal Executive Offices, Including Zip Code)

(817) 731-0099
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 8, 2005, First Choice Power Special Purpose, L.P., a wholly-owned subsidiary of TNP Enterprises, Inc., ("FCPSP") and Constellation Energy Commodities Group, Inc., a Delaware corporation (formerly known as Constellation Power Source, Inc.)("Constellation") entered into the Third Amendment ("Amendment 3") of the Power Supply Agreement between FCPSP and Constellation (the "Agreement").

Amendment 3 relates to FCPSP's ability to enter into supply contracts with Constellation that extend beyond the current end date for qualified scheduling entity, or "QSE", services. The Agreement provides that QSE services provided by Constellation shall terminate on December 31, 2006. Amendment 3 clarifies the settlement terms of individual transactions that occur after or extend beyond that date if there is no QSE relationship between the parties.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

Statements made in this Report and documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect our future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the proposed acquisition of TNP Enterprises by PNM Resources, Inc. For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see our current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TNP ENTERPRISES, INC.

Date: March 14, 2005.	By:	/s/ Theodore A. Babcock
Theodore A. Babcock
Chief Financial Officer